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                                                                  EXECUTION COPY


                            TAX ALLOCATION AGREEMENT

         THIS TAX ALLOCATION AGREEMENT, dated as of June 9, 1998 ("Agreement"), among U.S. Office Products Company, a Delaware corporation ("USOP"), Workflow Management, Inc., a Delaware corporation ("Workflow Management"), School Specialty, Inc., a Delaware corporation ("School Specialty"), Aztec Technology Partners, Inc., a Delaware corporation ("Aztec") and Navigant International, Inc., a Delaware corporation ("Navigant"). USOP, Workflow Management, School Specialty, Aztec and Navigant are hereinafter jointly referred to as the "Companies." Workflow Management, School Specialty, Aztec and Navigant are hereinafter jointly referred to as the "Spin-Off Companies."

                                   WITNESSETH

         WHEREAS, USOP is the common parent of an affiliated group of domestic corporations, including the Spin-Off Companies, which has elected to file consolidated federal income Tax returns;

         WHEREAS, USOP and the Spin-Off Companies entered into an agreement, dated as of June __, 1998 (the "Distribution Agreement"), to, among other things, provide for the distribution by USOP of all of the issued and outstanding shares of common stock of the Spin-Off Companies to the holders of record of shares of common stock of USOP (other than shares held in the treasury of USOP); divest USOP of all businesses, operations and liabilities relating to the businesses to be conducted by the Spin-Off Companies after the Distributions; and allocate and assign responsibility for certain liabilities among USOP, the Spin-Off Companies and their respective Subsidiaries;

         WHEREAS, pursuant to the Distribution Agreement (i) USOP will cause certain Workflow Subsidiaries to be merged into Workflow Management or into a Workflow Subsidiary; (ii) USOP will contribute to Workflow Management (x) all its right, title and interest in and to all the shares of capital stock (or other ownership interests) that it owns, directly or indirectly, of the Workflow Subsidiaries other than shares of stock (or other ownership interests) of the Workflow Subsidiaries that are already owned, directly or indirectly, by Workflow Management or that are to be merged into Workflow Management or into a Workflow Subsidiary and (y) certain other assets; and
(iii) Workflow Management will assume certain liabilities so that the Workflow Group is consolidated under Workflow Management prior to the Workflow Distribution (such mergers, contributions and assumptions of liabilities, the "Workflow Contribution");

         WHEREAS, pursuant to the Distribution Agreement (i) USOP will cause certain School Specialty Subsidiaries to be merged into School Specialty or into a School Specialty Subsidiary;(ii) USOP will contribute to School Specialty (x) all its right, title and interest in and to all the shares of capital stock (or other ownership interests) that it owns, directly or indirectly,


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of the School Specialty Subsidiaries other than shares of stock (or other ownership interests) of the School Specialty Subsidiaries that are already owned, directly or indirectly, by School Specialty or that are to be merged into School Specialty or into a School Specialty Subsidiary and (y) certain other assets and (iii) School Specialty will assume certain liabilities so that the School Specialty Group is consolidated under School Specialty prior to the School Specialty Distribution defined herein (such mergers, contributions and assumptions of liabilities, the "School Specialty Contribution");

         WHEREAS, pursuant to the Distribution Agreement (i) USOP will cause certain Aztec Subsidiaries to be merged into Aztec or into an Aztec Subsidiary; (ii) USOP will contribute to Aztec (x) all its right, title and interest in and to all the shares of capital stock (or other ownership interests) that it owns, directly or indirectly, of the Aztec Subsidiaries other than shares of stock (or other ownership interests) of the Aztec Subsidiaries that are already owned, directly or indirectly, by Aztec or that are to be merged into Aztec or into an Aztec Subsidiary and (y) certain other assets; and (iii) Aztec will assume certain liabilities so that the Technology Group is consolidated under Aztec prior to the Technology Distribution defined herein (such mergers, contributions and assumptions of liabilities, the "Technology Contribution");

         WHEREAS, pursuant to the Distribution Agreement (i) USOP will cause certain Navigant Subsidiaries to be merged into a Navigant Subsidiary; (ii) USOP will contribute to Navigant (x) all its right, title and interest in and to all the shares of capital stock (or other ownership interests) that it owns, directly or indirectly, of the Navigant Subsidiaries other than shares of stock (or other ownership interests) of the Navigant Subsidiaries that are already owned, directly or indirectly, by Navigant or that are to be merged into Navigant or into a Navigant Subsidiary and (y) certain other assets; and
(iii) Navigant will assume certain liabilities so that the Travel Group is consolidated under Navigant prior to the Travel Distribution defined herein (such mergers, contributions and assumptions of liabilities, the "Travel Contribution");

         WHEREAS, pursuant to the Distribution Agreement, USOP will distribute all the shares of stock that it owns in each of Workflow Management (the "Workflow Distribution"), School Specialty (the "School Specialty Distribution"), Aztec (the "Technology Distribution") and Navigant (the "Travel Distribution") to its shareholders (collectively, the "Distributions") and, as a result of the Distributions, the Spin-Off Companies and their Subsidiaries will not be included in the consolidated federal income Tax return of USOP for the portion of the year following the Distributions or in future years; and

         WHEREAS, the Companies desire to allocate the Tax burdens and benefits of transactions which occurred on or prior to the Distribution Date, and to provide for certain other Tax matters, including the assignment of responsibility for the preparation and filing of Tax returns and the prosecution and defense of any Tax controversies.

         NOW, THEREFORE, in consideration of the mutual agreements contained herein, the Companies (each on its own behalf and on behalf of each of its Subsidiaries) hereby agree as follows:


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                                    SECTION 1
                                   Definitions

As used in this Agreement, the following terms shall have the following meaning:

         "Adverse Tax Act" shall mean, for any Person, (i) any action or actions of such Person, or any omission or omissions by such Person of an action or actions reasonably available to it, after the Distribution Date, or
(ii) a knowing or willful inaccuracy or inaccuracies of any representation made by any Company by or on behalf of any member of such Company's Group to USOP's outside tax counsel in connection with such firm's rendering an opinion to the Companies as to certain Tax aspects of the Contributions and Distributions as of the Distribution Date, if such action(s) or inaccuracy(ies) materially contribute to a Final Determination that any of the Contributions or Distributions results in the recognition of gain to USOP by virtue of any of the Contributions or Distributions failing to qualify under sections 355 or 368 of the Code, including without limitation, by reason of any stock or securities of any of the Spin-Off Companies failing to qualify as "qualified property" within the meaning of section 355(c)(2) of the Code, or otherwise.

         "Agreement" shall mean this Tax Allocation Agreement.

         "Allocable Federal Income Tax Liability" shall mean, for any Group, the Separate Consolidated Federal Income Tax Liability of such Group, as adjusted to reflect (i) any AMT (but only if there is a consolidated AMT),
(ii) any Taxes for which USOP is obligated to indemnify such Groups pursuant to Section 10(b) of this Agreement, and (iii) any Taxes for which such Group's Spin-Off Company is obligated to indemnify USOP pursuant to Section 3(d) of this Agreement.

         "AMT" shall mean the alternative minimum tax imposed by Section 55 of the Code.

         "Aztec" shall have the meaning assigned to such term in the preamble to this Agreement.

         "Aztec Subsidiary" shall mean those entities that immediately after the completion of the Distributions will be Subsidiaries of Aztec.

         "Closing Date" shall have the meaning assigned to such term in the Investment Agreement.

         "Companies" shall have the meaning assigned to such term in the preamble to this Agreement.

         "Code" shall mean the Internal Revenue Code of 1986, as amended, or any successor statute.


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         "Consolidated Returns" shall mean (i) the consolidated U.S. federal income Tax return of USOP for the period ending on April 25, 1998 and (ii) the consolidated U.S. federal income Tax return of USOP for the period commencing on April 26, 1998 and including the Spin-Off Company Groups through and including the Distribution Date and including the USOP Group through and including April 24, 1999.

         "Contributions" shall mean the Workflow Contribution, the School Specialty Contribution, the Technology Contribution, and the Travel Contribution, together with all property transfers and other transactions undertaken for the purpose of accomplishing the Workflow Contribution, the School Specialty Contribution, the Technology Contribution, or the Travel Contribution.

         "Controlled Return" shall mean (a) the Consolidated Returns, (b) any Prior Period Consolidated Return and (c) any combined, affiliated or unitary income Tax returns for any taxable period beginning on or prior to the Distribution Date that includes USOP or any Retained Subsidiary.

         "Distributing Tax Payor" shall have the meaning assigned to such term in Section 10(a)(iii) of this Agreement.

         "Distribution Agreement" shall have the meaning assigned to such term in the recitals to this Agreement.

         "Distribution Date" shall mean the date on which the Distributions are effective for U.S. federal income Tax purposes.

         "Distributions" shall have the meaning assigned to such term in the recitals to this Agreement.

         "Final Determination" shall mean the final resolution of liability for any Tax for any taxable period, including any related interest or penalties, by or as a result of: (i) a final and unappealable decision, judgment, decree or other order of a court of competent jurisdiction; (ii) a closing agreement or accepted offer in compromise under Section 7121 or 7122 of the Code, or comparable agreement under the laws of other jurisdictions, which resolves the entire Tax liability for such Tax for such taxable period;
(iii) any allowance of a refund or credit in respect of an overpayment of Tax, but only after the expiration of all periods during which such refund may be recovered (including by way of offset) by the applicable Taxing jurisdiction; or (iv) any other final disposition, including by reason of the expiration of the applicable statute of limitations.

         "FTC" shall mean the foreign tax credit pursuant to Section 27 of the Code.

         "Group" shall mean the USOP Group, Workflow Group, School Specialty Group, Technology Group and/or Travel Group, as the context may require.


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         "Investment Agreement" shall mean the Investment Agreement dated as of January 12, 1998 by and between USOP and CDR-PC Acquisition, L.L.C., a Delaware limited liability company, as amended by Amendment No. 1 thereto, dated as of February 3, 1998.

         "IPO" shall mean, as to any Spin-Off Company, the initial public offering of securities to be conducted by such company, which offering is scheduled to occur on or about the Distribution Date.

         "IRS" shall mean the Internal Revenue Service of the United States.

         "Losses" shall mean any and all Taxes, claims, demands, liabilities, obligations, losses, costs, expenses, fines or damages (whether absolute, accrued, conditional or otherwise, and whether or not resulting from third party claims), including interest and penalties with respect thereto and out-of-pocket expenses and reasonable attorneys' and accountants' fees and expenses incurred in the investigation or defense of any of the same or in asserting, preserving or enforcing any rights related thereto.

         "Market Capitalization" shall mean, for any entity, the market capitalization of such entity determined on the basis of the average closing price for the common stock of such entity for the five-day period ending on the tenth day after the Distribution Date.

         "Navigant" shall have the meaning assigned to such term in the preamble to this Agreement.

         "Navigant Subsidiary" shall mean those entities that immediately after the completion of the Distributions will be Subsidiaries of Navigant.

         "Person" shall mean any individual, partnership, joint venture, corporation, limited liability company, trust, unincorporated organization, government or department or agency of a government.

         "Prime Rate" shall mean the 'prime rate' charged by Citibank, N.A., New York, New York, as such rate shall be changed from time to time, compounded daily on the basis of a year of 365/366 days and actual days elapsed.

         "Prior Period Consolidated Return" shall mean any U.S. federal consolidated income Tax return of USOP filed, or to be filed, for taxable periods commencing prior to April 27, 1997.

         "Retained Subsidiaries" shall mean all of the Subsidiaries of USOP other than the Spin-Off Companies and the Spin-Off Company Subsidiaries.

         "Restricted Transaction" shall mean for any Spin-Off Company (i) any issuance of capital stock (including, without limitation, in connection with any public offering or any acquisition by such Spin-Off Company, or in connection with any merger or consolidation of


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another Person into such Spin-Off Company or any Subsidiary of such Spin-Off
Company, and including any delivery of capital stock from the treasury of such Spin-Off Company), other than an IPO or in connection with the exercise of any employee stock option granted on or prior to the Distribution Date;
(ii) any issuance of securities convertible into, or exercisable or exchangeable for, capital stock of such Spin-Off Company; or (iii) any merger or consolidation or other business combination of such Spin-Off Company into another Person or any sale or transfer of all or substantially all of such Spin-Off Company's assets to another Person.

         "School Specialty" shall have the meaning assigned to such term in the preamble to this Agreement.

         "School Specialty Contribution" shall have the meaning assigned to such term in the recitals to this Agreement.

         "School Specialty Distribution" shall have the meaning assigned to such term in the recitals to this Agreement.

         "School Specialty Group" shall mean School Specialty and each School Specialty Subsidiary.

         "School Specialty Subsidiary" shall mean those entities that immediately after the completion of the Distributions will be Subsidiaries of School Specialty.

         "Separate Consolidated Federal Income Tax Liability" shall mean, for any Group and any taxable year or portion thereof during which it is included in the Consolidated Returns or any Prior Period Consolidated Return, the U.S. federal income Tax liability which such Group would have incurred if such Group, on a stand-alone basis, had been an affiliated group eligible to file a consolidated return for such taxable year or any portion thereof and had filed such a return for such period, computed without regard to AMT.

         "Spin-Off Companies" shall have the meaning assigned to such term in the preamble to this Agreement.

         "Spin-Off Company Groups" shall mean the Workflow Group, the School Specialty Group, the Technology Group and the Travel Group.

         "Spin-Off Company Subsidiaries" shall mean the Workflow
Subsidiaries, the School Specialty Subsidiaries, the Aztec Subsidiaries and the Navigant Subsidiaries.

         "Subsidiary" shall mean any corporation, partnership, limited liability company, joint venture or other entity (i) in which another Person owns, directly or indirectly, ownership interests sufficient to elect a majority of the Board of Directors (or Persons performing similar functions) (irrespective of whether at the time any other class or classes of ownership interests of such corporation, partnership, limited liability company, joint venture or other entity shall or might have such voting power upon the occurrence of any contingency) or (ii) of which another


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Person is a general partner or an entity performing similar functions (e.g., a trustee or managing member).

         "Tax" or "Taxes" shall mean all forms of taxation, whenever created or imposed, and whether of the United States or elsewhere, and whether imposed by a local, municipal, governmental, state, foreign, federal or other body, and without limiting the generality of the foregoing, shall include income, sales, use, ad valorem, gross receipts, license, value added, franchise, transfer, recording, withholding, payroll, wage withholding, employment, excise, occupation, unemployment insurance, social security, business license, business organization stamp, environmental, premium and property taxes, together with any related interest, penalties and additions to any such tax, or additional amounts imposed by any Taxing Authority.

         "Tax Administrator" shall mean Don Platt, the Chief Financial Officer of USOP, or such other person as USOP shall appoint with the consent of each of the Spin-Off Companies, which consent shall not be unreasonably withheld or delayed.

         "Taxing Authority" shall mean any governmental or quasi-governmental body, domestic or foreign, exercising any Taxing authority or Tax regulatory authority.

         "Tax Credits" shall include all credits against Tax pursuant to Subtitle A, Chapter 1, Subchapter A, Part IV of the Code.

         "Tax Item" shall mean any net operating loss, net capital loss, deduction or credit (including, but not limited to, any FTC).

         "Technology Contribution" shall have the meaning assigned to such term in the recitals to this Agreement.

         "Technology Distribution" shall have the meaning assigned to such term in the recitals to this Agreement.

         "Technology Group" shall mean Aztec and each Aztec Subsidiary.

         "Travel Contribution" shall have the meaning assigned to such term in the recitals to this Agreement.

         "Travel Distribution" shall have the meaning assigned to such term in the recitals to this Agreement.

         "Travel Group" shall mean Navigant and each Navigant Subsidiary.

         "USOP" shall have the meaning assigned to such term in the preamble to this Agreement.

         "USOP Group" shall mean USOP and each Retained Subsidiary.


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         "USOP Stock Plan" shall mean any of the 1994 Amended and Restated
Long-Term Incentive Plan, the 1996 Non-Employee Directors' Stock Plan, the 1997A Stock Option Plan for Employees of Mail Boxes Etc., the 1997B Stock Option Plan for Employees of Mail Boxes Etc. and the 1997 Stock Option Plan for former Non-Employee Directors of Mail Boxes Etc. (and any underlying original or predecessor plans).

         "Workflow Contribution" shall have the meaning assigned to such term in the recitals to this Agreement.

         "Workflow Distribution" shall have the meaning assigned to such term in the recitals to this Agreement.

         "Workflow Group" shall mean Workflow Management and each Workflow Subsidiary.

         "Workflow Management" shall have the meaning assigned to such term in the preamble to this Agreement.

         "Workflow Subsidiary" shall mean those entities that immediately after the completion of the Distributions will be Subsidiaries of Workflow Management.

         "1186202" shall have the meaning assigned to such term in Section 2(d) of this Agreement.

                                    SECTION 2
                             Tax Returns to be Filed

         (a)      Consolidated Returns and Prior Period Consolidated
Returns.

                  (i) Each of the Companies will join, and will cause each of their respective Subsidiaries to join, in the Consolidated Returns to the extent each is eligible to join in such return under the provisions of the Code and the regulations thereunder. The Tax Administrator will cause the Consolidated Returns to be timely prepared and filed in accordance with applicable law, provided that if the Tax Administrator prepares a Consolidated Return in a manner that is inconsistent with the preparation and filing of the Prior Period Consolidated Returns and such inconsistency would have a material adverse effect on any Spin-Off Company or its Subsidiaries, the Tax Administrator will obtain the prior written consent of such Spin-Off Company, which consent shall not be unreasonably withheld. The Tax Administrator will timely prepare and file any consents and requests for extension of time within which to file the Consolidated Returns or any related information or similar returns. The Tax Administrator shall make the Consolidated Returns available to the Chief Financial Officers of the Spin-Off Companies for their review prior to filing and shall furnish them a copy of the return promptly after it is filed.


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                  (ii) Each of the Spin-Off Companies agrees that it will
cause its respective Chief Financial Officer to furnish to the Tax Administrator on a timely basis such information, schedules, analyses and any other items as may be reasonably required to prepare the Consolidated Returns. Such information, schedules, analyses and other items will be prepared in a manner consistent with existing practice and in accordance with the work plan and schedule to be agreed upon among the Tax Administrator and the Chief Financial Officer of each of the Spin-Off Companies, acting reasonably, as soon as practicable after the Distribution Date.

                  (iii) The Companies hereby agree to execute and deliver all documentation reasonably required (including powers of attorney, if requested) to enable the Tax Administrator to timely file, and to take all actions necessary or incidental to the filing of, the Consolidated Returns (including, without limitation, the execution of Treasury Form 1122), any amendment of the Consolidated Returns or any Prior Period Consolidated Return, or any return for which USOP has filing responsibility under Section 2(d). The Tax Administrator shall decide in his reasonable discretion whether to file an amended return, and no consent of any Company shall be required for the filing of any such amended return.

                  (iv) Taxes with respect to the Consolidated Returns or any Prior Period Consolidated Return shall be paid or caused to be paid by USOP, which shall act as agent of the Spin-Off Companies and their includable Subsidiaries in all Tax matters having to do with the Consolidated Returns or any Prior Period Consolidated Return.

         (b) Other Controlled Returns. The Tax Administrator shall cause any other Controlled Returns and any amendment of any such Controlled Returns to be timely prepared, filed and paid, utilizing procedures substantially similar to those provided in Section 2(a) of this Agreement with respect to the Consolidated Returns and Prior Period Consolidated Returns.

         (c) Other Tax Returns. The Companies shall, and shall cause their respective Subsidiaries to, timely prepare and file Tax returns for any taxable period beginning prior to the Distribution Date (other than Controlled Returns) in those jurisdictions in which they are required to do so in a manner consistent with past practice. Taxes shown as payable on any Tax return filed by one of the Companies pursuant to this Section 2(c) shall be paid or caused to be paid by the Company responsible under this Section 2(c) for filing such return or causing such return to be filed. The Tax Administrator shall have the right to approve any Tax returns filed pursuant to this Section 2(c) prior to such filing if USOP could be liable for Taxes due with respect to any such Tax returns under principles analogous to Treasury regulation section 1.1502-6.

         (d) 1186202 Ontario Limited. Notwithstanding Section 2(c), USOP shall prepare or cause to be prepared and file or cause to be filed all Tax Returns for 1186202 Ontario Limited, an Ontario corporation ("1186202") for all periods ending prior to the Distributions and for all periods that include the Distributions. USOP shall pay or cause to be paid, on a timely basis, Taxes of 1186202 shown on such Tax Returns to the extent such Taxes are attributable to any period or portion thereof ending on or before the Distribution Date. Workflow Management and 1186202 shall furnish such Tax information to USOP as USOP shall request for the purpose


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of preparing such Tax Returns, and shall cooperate with USOP in the execution and filing of such Tax Returns. Workflow Management and 1186202 shall permit USOP and its advisors to control any audits of the Tax Returns of 1186202 to the extent the audits relate to Tax for which USOP is responsible pursuant to this Section 2(d).

                                    SECTION 3
              Consolidated Returns Computations of Tax and Payments

         (a) Computations of Tax and Payments for the Consolidated Return year ending on April 25, 1998:

                  (i) On or before July 14, 1998, an interim Tax settlement payment shall be made to or by USOP by or to each of the Spin-Off Companies, as the case may be, equal to the difference between their respective Group's Separate Consolidated Federal Income Tax Liability (as reasonably determined by the Tax Administrator) and the net amounts previously paid with respect to estimated Taxes by such Group for the Consolidated Return year ending on April 25, 1998.

                  (ii) Based on computations to be prepared by the affected Spin-Off Company and approved by the Tax Administrator, an adjusting payment equal to the difference between its Group's Allocable Federal Income Tax Liability and the net amounts previously paid with respect to estimated Taxes by such Group for the Consolidated Return year ending on April 25, 1998, including payments pursuant to Section 3(a)(i) of this Agreement, shall be made to or by USOP by or to such Spin-Off Company, as the case may be, on or before February 15, 1999 based on the Consolidated Return for the year ending April 25, 1998 as filed.

         (b) Computations of Tax and Payments for the Consolidated Return year ending on April 24, 1999:

                  (i) On or before April 14, 1999, each of the Spin-Off Companies agrees to make payments to USOP equal to the excess, if any, of its Group's estimated Separate Consolidated Federal Income Tax Liability for the Consolidated Return year ending on April 24, 1999 (as reasonably determined by the Tax Administrator) over such Group's prior payments, including any payments with respect to estimated Taxes for such Consolidated Return year, and USOP agrees to make payments to each of the Spin-Off Companies equal to the excess, if any, of their respective Group's prior payments with respect to estimated Taxes for the Consolidated Return year ending on April 24, 1999 over such Group's estimated Separate Consolidated Federal Income Tax Liability (as reasonably determined by the Tax Administrator) for the Consolidated Return year ending on April 24, 1999.

                  (ii) On or before July 14, 1999, an interim Tax settlement payment shall be made to or by USOP by or to each of the Spin-Off Companies, as the case may be, equal to the difference between their respective Group's Separate Consolidated Federal Income Tax Liability (as reasonably determined by the Tax Administrator) and the net amounts previously


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paid with respect to estimated Taxes by such Group for the Consolidated
Return year ending on April 24, 1999.

                  (iii) Based on computations to be prepared by the affected Spin-Off Company and approved by the Tax Administrator, an adjusting payment equal to the difference between its Group's Allocable Federal Income Tax Liability and the net amounts previously paid by such Group with respect to estimated Taxes for the Consolidated Return year ending on April 24, 1999, including payments pursuant to Sections 3(b)(i) and 3(b)(ii) of this Agreement, shall be made to or by USOP by or to such Spin-Off Company, as the case may be, on or before February 15, 2000 based on the Consolidated Return for the year ending April 24, 1999 as filed. Each of the Spin-Off Companies shall increase or decrease, as the case may be, its Group's liability for such adjusting payment by the amount of any AMT credit carryforward allocated to its Group under the consolidated return regulations which exceeds or is less than, as the case may be, the AMT calculated on a separate consolidated basis.

         (c) Computations of Tax and Payments for Controlled Returns Other than Consolidated Returns. Tax Payments shall be made to or by USOP by or to each of the Spin-Off Companies, as the case may be, utilizing procedures substantially similar to, and determining the amount payable by or to each Group using, to the extent possible, methods substantially similar to, those provided in Sections 3(a) and 3(b) of this Agreement with respect to any Controlled Return other than a Consolidated Return for any period beginning prior to the Distribution Date and ending on or after April 25, 1998.

         (d) Intercompany Transactions. Each of the Spin-Off Companies shall be liable for and shall indemnify, defend and hold USOP harmless from and against any Losses with respect to Taxes attributable to any "intercompany transaction" to the extent such Loss is attributable to any "intercompany item" that such Spin-Off Company or any of its Subsidiaries is required to take into account immediately prior to the Distributions pursuant to Treasury Regulations section 1.1502-13.

                                    SECTION 4
                                  Special Rules

         (a) If the Tax liability (including any interest relating thereto) for either Consolidated Return exceeds or is less than the total of the five Groups' Allocable Federal Income Tax Liability (including any interest relating thereto), a payment shall be made to or by USOP by or to each of the Spin-Off Companies equal to each of the Spin-Off Companies' pro rata portion of such excess or shortfall based on their respective Group's relative Allocable Federal Income Tax Liability (including any interest relating thereto) for such Consolidated Return; provided, that AMT in an amount equal to any AMT credit carryforward from the Consolidated Returns allocated to a Group shall be charged to and paid by such Group.

         (b) A payment shall be made to or by USOP by or to each of the Spin-Off Companies utilizing procedures substantially similar to those provided in Section 4(a) of this


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Agreement with respect to any Controlled Return other than a Consolidated
Return for any period beginning prior to the Distribution Date and ending on or after April 25, 1998.

         (c) Each of the Companies agrees that, unless it obtains consent of the Tax Administrator, all members of its Group will waive the carryback of any net operating loss from a Tax period beginning on or after the Distribution Date to the Consolidated Returns or Prior Period Consolidated Return.

                                    SECTION 5
                    Deductions Related to Exercise of Options

         Notwithstanding anything to the contrary in Section 3 of this Agreement, any Tax saving or other benefit attributable to any compensation deduction arising from or in connection with the exercise by any employee of any Company, or of any such Company's Subsidiaries (determined immediately after the Distributions), of any option granted under any of the USOP Stock Plans shall be apportioned to the entity whose shares were issued upon the exercise of such option, provided that any compensation deduction arising from or in connection with any such exercise on or prior to the Closing Date by any employee of any Company or of any such Company's Subsidiaries (determined immediately after the Closing Date) shall be apportioned to such Company.

                                    SECTION 6
                               Dispute Resolution

         In the event of a disagreement between the Tax Administrator and any or all of the Spin-Off Companies, all computations or recomputations of federal or state and local income and franchise Tax liability, and all computations or recomputations of any amount or any payment (including, but not limited to, computations of the amount of the Tax liability, any loss or credit or deduction, federal statutory Tax rate change for a year, utilization of carryback items, interest, penalties, and adjustments) and all determinations of the amount of payments or repayments, or determinations of any other nature necessary to carry out the terms of this Agreement will be reviewed by the national office of Deloitte & Touche LLP (unless the disputing parties unanimously agree on another accounting firm of national reputation), with the costs of such review being shared equally by such disputing parties. If any disagreement remains after any such review, including any disagreement as to the construction, applicability or binding nature of this Agreement, that disagreement shall be resolved by an arbitrator with the cost of such arbitration being shared equally by such disputing parties; provided that such arbitrator shall be a retired or former judge of the United States Tax Court or such other qualified person as the relevant parties may agree to designate; provided further, that, in the event that the relevant parties agree to designate a qualified person (other than a retired or former judge of the United States Tax Court), such other qualified person shall have had substantial experience with regard to settling complex Tax disputes. The decision of the arbitrator shall be binding on the parties.

         If the procedures for resolving a dispute, controversy or claim between the Companies or any of their respective Subsidiaries arising out of or relating to this Agreement are not controlled by this Agreement, such dispute, controversy or claim shall be resolved (and costs shall be apportioned) pursuant to the procedures set forth in Article IX of the Distribution Agreement.

                                    SECTION 7
                                Survival of Terms

         The provisions of this Agreement shall survive the Distribution Date and remain in full force until all periods of limitations, including any extension or waiver periods, as well as the ten-year statute of limitations with respect to FTC redeterminations, for the Controlled Return taxable periods, have expired and no further carrybacks to such periods are possible and for 30 days thereafter; provided that the provisions of this Agreement shall remain in full force and effect with respect to any pending claim under this Agreement until the final resolution of such claim.

                                    SECTION 8
                              Parties to Cooperate

         Each of the Companies shall, and shall cause their respective Subsidiaries to, cooperate fully and to the extent reasonably requested by any other Company in connection with the preparation and filing of any return or the conduct of any audit, dispute, proceeding, suit or action concerning any issues or any other matter contemplated hereunder. Such cooperation shall include, without limitation, (i) the retention and provision on demand of books, records, documentation or other information relating to any Tax matter until the later of (x) the expiration of the applicable statute of limitation (giving effect to any extension, waiver, or mitigation thereof) and (y) in the event any claim has been made under this Agreement for which such information is relevant, until a Final Determination with respect to such claim, (ii) the provision of additional information with respect to, and explanations of, Tax practices (including elections, accounting methods, conventions and principles of taxation) and the provision of material described in clause (i) of this Section 8; (iii) the execution of any document that may be necessary or reasonably helpful in connection with the filing of any Tax return by any member of one of the Groups, or in connection with any audit, proceeding, suit or action addressed in the preceding sentence; and (iv) the use by each of the Companies of its reasonable efforts to obtain any documentation from a governmental authority or a third party that may be necessary or helpful in connection with the foregoing. Each of the Companies shall make its employees and facilities available on a mutually convenient basis to facilitate such cooperation and shall retain as permanent records all documentation necessary to enable it to determine any obligation under this Agreement. The records described above will be made available to representatives of any of the Companies within a reasonable time upon request and may be photocopied on an as needed basis. The requesting Company shall pay the reasonable out of pocket costs incurred by any Company, or Subsidiary thereof, in cooperating with the requesting Company pursuant to this Section 8.

                                    SECTION 9
                                     Notices

         Any notice, request, instruction or other communication to be given hereunder by any party to another shall be in writing and shall be deemed to have been duly given (i) on the date of delivery if delivered personally, or by telefacsimile, upon confirmation of receipt, (ii) on the first business day following the date of dispatch if delivered by Federal Express or other nationally reputable next-day courier service with proof of delivery, or
(iii) on the fifth business day following the date of mailing if delivered by registered or certified mail, return receipt requested, postage prepaid. All notices hereunder shall be delivered as set forth below, or pursuant to such other instructions as may be designated in writing by the party to receive such notice.

         (a)      If to Workflow Management:

                  Workflow Management, Inc.
                  240 Royal Palm Way
                  Palm Beach, Florida 33480
                  Attention:  Thomas B. D'Agostino
                  Telefacsimile:  (561) 659-7793

         (b)      If to School Specialty:

                  School Specialty, Inc.
                  1000 North Bluemound Drive
                  Appleton, Wisconsin 54914
                  Attention:  Daniel P. Spalding
                  Telefacsimile:  (920) 734-6276

         (c)      If to Aztec:

                  Aztec Technology Partners, Inc.
                  52 Roland Street
                  Boston, Massachusetts 02129
                  Attention:  James E. Claypoole
                  Telefacsimile:  (617) 623-5888

         (d)      If to Navigant:

                  Navigant International, Inc.
                  84 Inverness Circle East
                  Englewood, Colorado 80112-5314
                  Attention:  Edward S. Adams
                  Telefacsimile: (303) 706-0770

         (e)      If to USOP:

                  U.S. Office Products Company
                  1025 Thomas Jefferson Street, N.W., Suite 600 East Washington, D.C. 20007-5490
                  Attention:  Mark D. Director, Esq.
                  Kathleen Delaney, Esq.
                  Telefacsimile:  (202) 339-6733

                  with copies to:

                  Clayton, Dubilier & Rice, Inc.
                  375 Park Avenue
                  Eighteenth Floor
                  New York, NY 10152
                  Attention:  Donald J. Gogel
                  Telefacsimile:  (212) 407-5200

                                   SECTION 10
                                 Indemnification

         (a)      Pre-Distribution & Distribution Taxes.

                  (i) USOP Indemnification. USOP shall be liable for and shall indemnify, defend and hold the Spin-Off Companies harmless from and against any Losses with respect to Taxes that result from, or arise in connection with, an Adverse Tax Act of USOP or any of the Retained Subsidiaries.

                  (ii) Spin-Off Companies Indemnification. The Spin-Off Companies shall be jointly and severally liable for and shall jointly and severally indemnify, defend and hold USOP harmless from and against any Losses with respect to Taxes that result from, or arise in connection with, an Adverse Tax Act of any of the Spin-Off Companies or any of their respective Subsidiaries.

                  (iii) Multiple Adverse Tax Acts. If any Losses with respect to Taxes result from, or arise in connection with, (a) an Adverse Tax Act of USOP or any of the Retained Subsidiaries and (b) an Adverse Tax Act of any or all of the Spin-Off Companies or any of their respective Subsidiaries (each Spin-Off Company that is responsible or whose Subsidiary is responsible for an Adverse Tax Act a "Distributing Tax Payor"), then the Spin-Off Companies shall be jointly and severally liable for and shall jointly and severally indemnify, defend and hold USOP harmless from and against a percentage of such Losses with respect to Taxes equal to the percentage determined by dividing (x) the aggregate Market Capitalizations of the Distributing Tax Payors by (y) the aggregate Market Capitalizations of the Distributing Tax Payors and USOP.

                  (iv) No Adverse Tax Acts. If USOP incurs any Losses with respect to Taxes resulting from the Contributions or Distributions, as a result of the failure of the Contributions or Distributions to qualify under
Section 355 or 368 of the Code or otherwise, including, without limitation, by reason of any stock or securities of any of the Spin-Off Companies failing to qualify as "qualified property" within the meaning of Section 355(c)(2) of the Code, except to the extent such Losses result from an Adverse Tax Act by any of the Companies or any of their respective Subsidiaries, then each of the Spin-Off Companies shall be liable for and shall indemnify, defend and hold USOP harmless from the portion of such Losses that bears the same ratio to the aggregate amount of such Losses as the Market Capitalization of such Spin-Off Company bears to the aggregate Market Capitalization of all of the Companies.

         (b) Treasury Regulations Sections 1.1502-6 and 1.1502-77. USOP shall be liable for and shall indemnify, defend and hold each of the Spin-Off Companies harmless from and against any federal or state income or franchise Taxes for the Consolidated Return or any Prior Period Consolidated Return for which any of the Spin-Off Company Groups may be liable solely as a result of the operation of Treasury Regulation Sections 1.1502-6 and 1.1502-77 or any state counterpart statute or regulation.

                                   SECTION 11
                           Tax Deficiencies and Claims

         (a) Except as otherwise provided in Section 11(b), the Tax Administrator shall control all audits, examinations and proceedings with respect to Taxes with respect to any Controlled Returns. The Tax Administrator shall have overall responsibility for obtaining and coordinating all responses in connection with any such proceedings with respect to any Controlled Returns. To the extent that any such audit affects one of the Groups, such Group shall prepare and submit such responses in a manner consistent with prior practice; provided, however that the Tax Administrator shall have the right to approve all such responses prior to their submission. Adjustments affecting solely the taxable income, gain, loss or deductions of, or Tax Credits generated by, any Group may be agreed upon or settled only upon approval of that Group, which approval shall not be unreasonably withheld or delayed.

         (b) Spin-Off Company Claims. Any proposed or actual income Tax deficiencies or refund claims with respect to Controlled Returns which arise from the business activities of one of the Spin-Off Company Groups, and do not otherwise affect any Controlled Return or the Tax treatment of the Contributions or Distributions, may be defended or prosecuted by such Group at its own cost and expense and with counsel and accountants of its own selection; provided that in an action for an income Tax deficiency such Group shall have theretofore acknowledged in writing its liability for such Taxes, if any. The Tax Administrator may participate in any such prosecution or defense at USOP's cost and expense (in either event such cost or expense is not to include the amount of any payment of any Tax claim, interest or penalties, or of any compromise settlement or other disposition thereof). Notwithstanding the foregoing, none of the Spin-Off Company Groups shall have a right to an extension of the statute of limitations beyond the time reasonably necessary to complete review at the Appeals Division of the IRS or to any waiver of any other procedural safeguard without the prior written consent of the Tax Administrator, which consent shall not be unreasonably withheld. The limitation expressed in the preceding sentence applies, but is not limited to, the filing of a petition with the United States Tax Court. If one of the Spin-Off Groups defends or prosecutes an action, it shall keep the Tax Administrator informed of matters relating to such defense or prosecution.

         (c) Cost of Advisors. In connection with the defense of any audit of any Controlled Return, except with regard to claims described in Section 11(b) of this Agreement, the Tax Administrator may retain advisors and charge the reasonable cost of their services to the appropriate Group or Groups.

                                   SECTION 12
                       Payment of Deficiencies and Refunds

         (a) The Allocable Federal Income Tax Liability and any other Tax liability of the Spin-Off Company Groups with respect to any Controlled Returns shall be adjusted in computations to be prepared by the relevant Spin-Off Company Group and approved by the Tax Administrator with respect to changes in the taxable income, loss, deduction or Tax credits of the relevant Spin-Off Company Group:

                  (i) in each instance when payments are to be made to, or refunds are received from, the relevant Taxing Authority;

                  (ii) when no payment is to be made or refund is to be received due to offsetting adjustments, upon filing of an amended return, completion of an audit and an appellate review by the relevant Taxing Authority; and

                  (iii) to reflect the results of any Final Determination.

         Each of the Spin-Off Companies agree to pay to USOP additional amounts (plus penalties and additions to Tax, if any) equal to any increases in the Allocable Federal Income Tax Liability (or any other Tax liability with respect to a Controlled Return) of such Spin-Off Company's Group resulting from any such changes, and USOP agrees to pay to each of the Spin-Off Companies amounts equal to any decreases in the Allocable Federal Income Tax Liability (or any other Tax liability with respect to a Controlled Return) of each such Spin-Off Company's Group resulting from any such changes, in each case together with any interest relating thereto. For purposes of this Agreement, unless specifically provided otherwise, interest shall be computed at the federal statutory rate used, pursuant to Section 6621(a) of the Code, by the IRS in computing the interest payable to or by it on the net balance due to or from the IRS. Any interest under Section 6621(c) of the Code shall be charged to the Group whose separate deficiency gave rise to such interest. If the separate deficiencies of more than one Group gave rise to such interest, then such interest shall be allocated between or among such Groups. Penalties levied in respect of any Controlled Return shall be charged to the Group whose separate computations gave rise to such penalty.

         (b) Amounts payable to or from USOP from or to any of the Spin-Off Companies under Section 12(a) of this Agreement shall be paid upon written request therefor approved by the Tax Administrator, together with interest thereon from the original due date or such other date as may be appropriate under the circumstances. Any amounts due to or from USOP from or to any of the Spin-Off Companies under Section 12(a) of this Agreement as a result of a payment to a Taxing Authority or the receipt of a refund shall be paid within five working days after such payment or receipt, together with appropriate interest thereon. If no payment is to be made or refund is to be received due to offsetting items among the various Groups, then Tax and interest (computed at the IRS overpayment rates) shall be paid within 30 calendar days after the completion of each of the audit and appellate review of the Tax period in question and a Final Determination. After expiration of the five day period (or, if applicable, 30 day period) any amounts unpaid shall bear interest computed from the date of payment or receipt (or, if applicable, completion or Final Determination) at the Prime Rate.

         (c) No payment relating to a change in Allocable Federal Income Tax Liability (or any other Tax liability with respect to a Controlled Return) shall be made by or to any Group with respect to the IRS audit of any Controlled Return until the audit has been completed with respect to all Groups, unless such advance payment has been approved by the Tax
Administrator.

                                   SECTION 13
                        Certain Post-Distribution Actions

         (a)      USOP.

                  (i) USOP shall comply with and otherwise not take any action inconsistent with any representation or statement made, or to be made, by or on behalf of any member of the USOP Group in connection with this Agreement or to USOP's outside Tax counsel in connection with such firm's rendering an opinion to the Companies as to certain Tax aspects of the Contributions and Distributions.

                  (ii) Until two years after the Distribution Date, USOP will maintain its status as a company engaged in the active conduct of a trade or business, as defined in Section 355(b) of the Code.

         (b)      Workflow Management.

                  (i) Workflow Management shall comply with and otherwise not take action inconsistent with each representation and statement made, or to be made, by or on behalf of any member of the Workflow Group in connection with this Agreement or to USOP's outside Tax counsel in connection with such firm's rendering an opinion to the Companies as to certain Tax aspects of the Contributions and Distributions.

                  (ii) Until two years after the Distribution Date, Workflow Management will maintain its status as a company engaged in the active conduct of a trade or business, as defined in Section 355(b) of the Code.

         (c)      School Specialty.

                  (i) School Specialty shall comply with and otherwise not take action inconsistent with each representation and statement made, or to be made, by or on behalf of any member of the School Specialty Group in connection with this Agreement or to USOP's outside Tax counsel in connection with such firm's rendering an opinion to the Companies as to certain Tax aspects of the Contributions and Distributions.

                  (ii) Until two years after the Distribution Date, School Specialty will maintain its status as a company engaged in the active conduct of a trade or business, as defined in Section 355(b) of the Code.

         (d)      Aztec.

                  (i) Aztec shall comply with and otherwise not take action inconsistent with each representation and statement made, or to be made, by or on behalf of any member of the Technology Group in connection with this Agreement or to USOP's outside Tax counsel in connection with such firm's rendering an opinion to the Companies as to certain Tax aspects of the Contributions and Distributions.

                  (ii) Until two years after the Distribution Date, Aztec will maintain its status as a company engaged in the active conduct of a trade or business, as defined in Section 355(b) of the Code.

         (e)      Navigant.

                  (i) Navigant shall comply with and otherwise not take action inconsistent with each representation and statement made, or to be made, by or on behalf of any member of the Travel Group in connection with this Agreement or to USOP's outside Tax counsel in connection with such firm's rendering an opinion to the Companies as to certain Tax aspects of the Contributions and Distributions.

                  (ii) Until two years after the Distribution Date, Navigant will maintain its status as a company engaged in the active conduct of a trade or business, as defined in Section 355(b) of the Code.

         (f) During the two-year period following the Distribution Date, none of the Spin-Off Companies shall effect any Restricted Transaction unless and until the following conditions have been satisfied or waived, in writing, by USOP with respect to such Restricted Transaction:

                  (i) Such Company shall have given USOP at least 10 business days' written notice prior to effecting such Restricted Transaction, which notice shall describe the Restricted Transaction in detail reasonably sufficient to permit analysis of the potential effect of the Restricted Transaction on the U.S. federal income tax treatment of the Contributions and the Distributions; provided, that such Company will not be required to disclose the name of any other party participating in the Restricted Transaction unless such disclosure is necessary to permit such analysis; and provided further, that USOP will keep confidential all information relating to the Restricted Transaction;

                  (ii) Such Company shall have afforded USOP and its representatives 10 business days (which may overlap with the notice period in Section 13(f)(i) of this Agreement) to discuss with the Spin-Off Company and its representatives the terms of such Restricted Transaction, subject to the provisos in Section 13(f)(i); and

                  (iii) At USOP's request, such Company shall have provided to USOP, an opinion of outside counsel, reasonably satisfactory to USOP, in form and substance reasonably satisfactory to USOP, to the effect that such transaction will not adversely affect the U.S. federal income tax treatment of the Contributions and/or the Distributions as transactions described in Sections 355 and 368 of the Code.

                                   SECTION 14
     Entire Agreement and Termination of Existing Tax Allocation Agreements

         This Agreement contains the entire agreement among the Companies with respect to the subject matter hereof. Any and all existing tax allocation agreements, written or unwritten, exclusively between any member of the USOP Group and any member of any of the Spin-Off Company Groups other than this Agreement shall be terminated immediately prior to the Distribution Date. Nothing in this Section 14 shall affect any provision of the Distribution Agreement or of this Agreement relating to Taxes.

                                   SECTION 15
                      Choice of Law; Successors and Assigns

         This Agreement shall be governed by and construed in accordance with the internal laws of the State of Delaware applicable to contracts made and to be performed entirely within such state, without regard to the conflicts of law principles of such state.

         The provisions of this Agreement shall be binding upon, inure to the benefit of and be enforceable by the Companies and their respective successors and permitted assigns.

                                   SECTION 16
                                  Modifications

         This Agreement may not be amended, supplemented or discharged except by performance or by an instrument in writing signed by all of the Companies.

                                   SECTION 17
                                  Counterparts

         This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but which together shall constitute one and the same instrument.

         IN WITNESS WHEREOF, the Companies have duly executed this Agreement as of the date first above written.

                                     U.S. OFFICE PRODUCTS COMPANY

                                     By     /s/ Mark D. Director
                                           -----------------------------------
                                     Name:  Mark D. Director
                                     Title: Executive Vice President


                                     WORKFLOW MANAGEMENT, INC.

                                     By     /s/ Thomas B. D'Agostino
                                           -----------------------------------
                                     Name:  Thomas B. D'Agostino
                                     Title: President


                                     SCHOOL SPECIALTY, INC.


                                     By
                                           -----------------------------------
                                     Name:
                                     Title:


                                     AZTEC TECHNOLOGY PARTNERS, INC.

                                     By
                                           -----------------------------------
                                     Name:
                                     Title:


         IN WITNESS WHEREOF, the Companies have duly executed this Agreement as of the date first above written.

                                     U.S. OFFICE PRODUCTS COMPANY

                                     By
                                           -----------------------------------
                                     Name:
                                     Title:


                                     WORKFLOW MANAGEMENT, INC.

                                     By
                                           -----------------------------------
                                     Name:
                                     Title:


                                     SCHOOL SPECIALTY, INC.


                                     By     /s/ Daniel P. Spalding
                                           -----------------------------------
                                     Name:      Daniel P. Spalding
                                     Title:     President


                                     AZTEC TECHNOLOGY PARTNERS, INC.

                                     By
                                           -----------------------------------
                                     Name:
                                     Title:


         IN WITNESS WHEREOF, the Companies have duly executed this Agreement as of the date first above written.

                                     U.S. OFFICE PRODUCTS COMPANY

                                     By
                                           -----------------------------------
                                     Name:
                                     Title:


                                     WORKFLOW MANAGEMENT, INC.

                                     By
                                           -----------------------------------
                                     Name:
                                     Title:


                                     SCHOOL SPECIALTY, INC.


                                     By
                                           -----------------------------------
                                     Name:
                                     Title:


                                     AZTEC TECHNOLOGY PARTNERS, INC.

                                     By     /s/ James E. Claypoole
                                           -----------------------------------
                                     Name:      James E. Claypoole
                                     Title:     Chief Executive Officer

                                     NAVIGANT INTERNATIONAL, INC.


                                     By   /s/ Edward S. Adams
                                        -------------------------------------
                                     Name:  Edward S. Adams
                                     Title: President